Exhibit 10.2

Amendment No. 1 to 2024 Equity Incentive Plan

AMENDMENT NO. 1 TO AMERICA’S CAR-MART, INC.

2024 EQUITY INCENTIVE PLAN

Adopted August 13, 2026

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (this “Amendment”) the America’s Car-Mart, Inc. 2024 Equity Incentive Plan (the “Plan”), as set forth herein.

1.	Background Information. The Company originally established the Plan effective as of August 27, 2024, the date on which the Plan was approved by the Company’s stockholders at the Company’s 2024 annual meeting of stockholders. Section 20 of the Plan provides that the board of directors of the Company may at any time amend the Plan, provided that the Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable law, rule or regulation. The listing rules of the NASDAQ Stock Market require the Company to obtain stockholder approval of any amendment to an equity compensation plan of the Company that materially increases the number of shares to be issued under such plan. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company will submit this Amendment for approval by the requisite vote of stockholders of the Company entitled to vote thereon at the 2026 annual meeting of stockholders to be held on September 23, 2026.

2.	Amendment to Section 3(a) – Stock Subject to the Plan. Paragraph (a) of Section 3 of the Plan is hereby amended in its entirety to read as follows:

a.	Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 1,500,000 Shares (the “Share Reserve”). The Shares may be authorized, but unissued, or reacquired Common Stock. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 1,500,000.

3.	Effectiveness. This Amendment shall become effective upon its approval by the stockholders of the Company at the 2026 annual meeting of stockholders. Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on this 13th day of August, 2026.

AMERICA’S CAR-MART, INC.

By:	/s/ Marie Persichetti
Marie Persichetti
Chief Financial Officer
(Principal Financial Officer)